Industrial Services of America, Inc. Reports Third Quarter 2009 Results

Highlights:

--    Total revenue and net income for the third quarter were the strongest in our history

--    Total revenue for the third quarter increased to $80 million in 2009 from $24 million in the third quarter for 2008

--    Net income for the third quarter increased 69% from the third quarter in 2008  to $2.2 million, or $0.55 per basic and diluted share

--    Investments made in 2008 and 2009 are fully operational and accretive

--    Currently refinancing credit facilities to accommodate continued growth

--    Acquired property and organized operations to optimize the use of land and facilities

Louisville, KY, November 16, 2009 -- Industrial Services of America, Inc. (Nasdaq: IDSA), a company that buys, processes and markets ferrous and non-ferrous metals and other recyclable commodities for domestic users and export markets and offers programs and equipment to help businesses manage wastes, today reported financial results for the third quarter ending September 30, 2009.

For the third quarter ending September 30, 2009, net income was $2,161,214 ($.55 per basic and diluted share), compared with $1,280,115 ($.36 per basic and diluted share) in the third quarter ending September 30, 2008.  Total revenues for the third quarter of 2009 were $80.0 million compared to $28.8 million in 2008.

For the first nine months ending September 30, 2009, net income was $3,737,487 ($1.01 per basic and diluted share), compared with $4,029,298 ($1.12 per basic and diluted share) in the first nine months ending September 30, 2008.  Total revenues for the first nine months of 2009 were $143.3 million compared to $89.4 million in 2008.

Harry Kletter, Chairman and Chief Executive Officer, commented, "Our recent growth initiatives were instrumental in helping ISA post its best quarter in its 25-year history.  Our stainless steel recycling operation continues to show tremendous strength, even in this uncertain economic environment.  In addition, our new shredder operation has scaled up nicely and is contributing to higher operating efficiencies and increased profits. These strategic growth initiatives have strengthened our company overall as we head into the seasonally soft fourth quarter."

Third Quarter 2009 Highlights:

--    Total revenue was $80.0 million, compared with $28.8 million in 2008.

--    Income before income taxes was $3,602,023 compared with $2,055,865 in 2008.

--    Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2009 were $4,747,747, compared with EBITDA of $2,667,336 for 2008. (See attached reconciliation.)

--    Net income was $2,161,214 (basic and diluted earnings of $0.55 per share), compared with net income of $1,280,115 (basic and diluted earnings of $0.36 per share) in 2008.  Basic and diluted weighted average shares outstanding were 3,900,422 and 3,909,723 in 2009 and 3,593,966 for both in 2008.

First Nine Months of Fiscal 2009 Highlights:

--    Total revenue was $143.3 million, compared with $89.4 million in 2008.

--    Income before income taxes was $6,229,145 compared with $6,715,497 in 2008.

--    Earnings before interest, taxes, depreciation and amortization (EBITDA) for 2009 were $8,955,959, compared with EBITDA of $8,596,537 for 2008. (See attached reconciliation.)

--    Net income was $3,737,487 (basic and diluted earnings of $1.01 per share), compared with net income of $4,029,298 (basic and diluted earnings of $1.12 per share) in 2008.  Basic and diluted weighted average shares outstanding were 3,710,395 and 3,713,529 in 2009 and 3,602,703 for both in 2008.

Property Acquisition

On September 10, 2009, ISA acquired two tracts of land at 7124 Grade Lane and 7200 Grade Lane, Louisville, Kentucky, from Harry Kletter Family Limited Partnership.  ISA acquired the properties due to their strategic location adjacent to 7100 Grade Lane, where ISA has its principal operations and headquarters.  An independent, third-party appraisal company valued the land at approximately $3.2 million.  As consideration for the purchase, ISA exchanged 500,000 newly-issued, unregistered shares of its $.005 par value common stock at an effective price of $6.40 per share, the approximate price of ISA's common stock as of the effective date of the exchange agreement between ISA and Harry Kletter Family Limited Partnership.  The shares have no registration rights.

Operational Highlights

The recent acquisition of Venture Metals is now fully integrated with ISA's ferrous and non-ferrous operations at 7100 Grade Lane.  Venture Metals' former location at 3409 Camp Ground Road has been converted to a feeder yard.  In addition, ISA's new shredder has been operational since July 1.  This operation expands ISA's scrap processing capacity, allows ISA to produce specialty grades of scrap and improves end-product quality.

ISA's 2009 SEC filings are available for review at the Securities and Exchange Commission web site at http://www.sec.gov/edgar/searchedgar/companysearch.html.

About ISA

Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets.  Additionally, ISA offers commercial, industrial and business customers a variety of programs and equipment to efficiently manage waste. More information about ISA is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results.  Specific risks include fluctuations in the price of recycled materials, varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect ISA's results is detailed in ISA's filings with the Securities and Exchange Commission. ISA undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/

Key words: recycling, scrap, ferrous, non-ferrous materials, waste management, international markets, global markets.

FINANCIAL RESULTS AND
SUPPLEMENTAL FINANCIAL INFORMATION
FOLLOW

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(UNAUDITED)

	2009	2008

Revenue from services	$ 1,552,696	$ 4,875,379
Revenue from product sales	78,416,778	23,962,449
Total Revenue	79,969,474	28,837,828

Cost of goods sold for services	972,874	4,588,163
Cost of goods sold for product sales	72,483,157	19,786,821
Total Cost of goods sold	73,456,031	24,374,984

Selling, general and administrative expense	2,606,476	2,522,428

Income before other income (expense)	3,906,967	1,940,416

Other income (expense)
Interest expense	(350,589)	(76,628)
Interest income	5,619	19,060
Gain on sale of assets	42,137	14,133
Other income (expense)	(2,111)	158,884
	(304,944)	115,449

Income before income taxes	3,602,023	2,055,865

Income tax provision	1,440,809	775,750

Net income	$ 2,161,214	$ 1,280,115

Basic earnings per share	$ 0.55	$ 0.36

Diluted earnings per share	$ 0.55	$ 0.36

Weighted shares outstanding:
Basic	3,900,422	3,593,966

Diluted	3,909,723	3,593,966

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008

(UNAUDITED)

	2009	2008

Revenue from service	$ 5,720,398	$ 13,759,177
Revenue from product sales	137,623,313	75,673,131
Total Revenue	143,343,711	89,432,308

Cost of goods sold for services	4,388,861	12,855,591
Cost of goods sold for product sales	124,305,531	62,235,557
Total Cost of goods sold	128,694,392	75,091,148

Selling, general and administrative expense	7,756,020	7,701,687

Income before other income (expense)	6,893,299	6,639,473

Other income (expense)
Interest expense	(702,255)	(305,197)
Interest income	27,779	63,057
Gain on sale of assets	53,109	30,614
Other income (expense)	(42,787)	287,550
	(664,154)	76,024

Income before income taxes	6,229,145	6,715,497

Income tax provision	2,491,658	2,686,199

Net income	$ 3,737,487	$ 4,029,298

Basic earnings per share	$ 1.01	$ 1.12

Diluted earnings per share	$ 1.01	$ 1.12

Weighted shares outstanding:

Basic	3,710,395	3,602,703

Diluted	3,713,529	3,602,703

Industrial Services of America, Inc.

Supplemental Financial Information

Reconciliation of EBITDA (1):

	Three months ending Sept 30,		Nine Months ending Sept 30,
	2009	2008	2009	2008
Net Income	2,161,214	1,280,115	3,737,487	4,029,298
Interest expense	350,589	76,628	702,255	305,197
Income taxes	1,440,809	775,750	2,491,658	2,686,199
Depreciation	795,135	534,843	2,024,559	1,575,843
Amortization	-	-	-	-
EBITDA (1)	4,747,747	2,667,336	8,955,959	8,596,537

(1)  EBITDA is calculated by ISA as net income before interest expense, income tax expense, depreciation and amortization. ISA uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, we believe the EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by company.  Additionally, years of service for fixed assets and amortizable assets are based on the judgment of ISA.  Finally, companies have several ways of raising capital which can affect interest expense.  We believe the presentation of EBITDA provides a meaningful measure of performance exclusive of these unique items.